U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 20, 2006
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On November 21, 2006, we announced that, effective December 1, 2006, W. Blake Baird will resign as our president and as a director on our board. We also announced that our chief financial officer, Michael A. Coke, will retire in 2007.
On November 20, 2006 and November 21, 2006, we entered into Separation Agreements and Releases of All Claims with Mr. Baird and Mr. Coke, respectively.
Pursuant to his separation agreement, we will pay Mr. Baird all accrued salary and all accrued and unused vacation (less all applicable deductions and withholdings) earned through December 1, 2006 on December 1, 2006, and his base salary from December 1, 2006 through December 31, 2006 in the amount of $37,500 (less all applicable deductions) being paid upon the later of December 1, 2006 or the termination of the seven-day revocation period as set forth in his separation agreement. We will pay his 2006 bonus in the amount of $700,000 and his long term incentive award in the amount of $1,300,000 (less all applicable deductions and withholdings) upon the later of December 1, 2006 or the termination of the seven-day revocation period. Mr. Baird is eligible to participate in our executive retiree benefit program. Upon the later of December 1, 2006 or the termination of the seven-day revocation period, Mr. Baird will be entitled to the vesting of a portion of his shares of currently unvested restricted common stock (totaling 60,757 shares) and a portion of his currently unvested options to purchase shares of our common stock (totaling options to purchase 51,293 shares).
Effective as of December 1, 2006, under his separation agreement, Mr. Baird will also resign his positions as our president and director and as an officer and/or director of our affiliates and subsidiaries, as applicable.
This separation agreement also subjects Mr. Baird to certain non-competition provisions until December 1, 2007, non-solicitation provisions until December 1, 2009 and confidentiality provisions prior to and after December 1, 2006. Generally, such provisions restrict Mr. Baird’s ability to compete with us, to solicit our employees, and to disclose our confidential information.
In return for the payments and benefits provided by this separation agreement, Mr. Baird releases us from all claims regarding his employment or termination of employment up to November 20, 2006.
Subject to our board’s approval, as required by Maryland law, we expect that Hamid R. Moghadam, our chief executive officer and chairman of our board, will assume the new title of chief executive officer, president and chairman of our board after Mr. Baird resigns.
Pursuant to his separation agreement, on a date the later of May 1, 2007 or the date upon which his successor is appointed (but in any event, not later than July 20, 2007), Mr. Coke will resign his positions as our chief financial officer and executive vice president and as an officer and/or director of any of our affiliates or subsidiaries, as applicable.

After this resignation date, Mr. Coke will remain our employee until the earlier of July 20, 2007 or the date, which will be mutually agreed by us and him, upon which his responsibilities have been transitioned effectively to his successor.
We will pay Mr. Coke his current full-time salary until his resignation date. After his resignation date until his termination date, we will pay Mr. Coke his current rate of pay prorated based upon actual hours worked. On his termination date, we will pay Mr. Coke all accrued and unpaid salary and vacation, subject to standard deductions and withholdings. We will also pay Mr. Coke his 2006 bonus and 2007 long term incentive award (less all applicable deductions) in accordance with our current compensation policies at the same time we pay our other employees their bonus with respect to their 2006 performance. On his termination date, we will pay Mr. Coke a prorated target 2007 bonus and a prorated target 2008 long term incentive award based on his full-time employment for the period beginning January 1, 2007 and ending on his resignation date and based on the actual number of hours he works after his resignation date until his termination date. We will pay Mr. Coke’s cost of continued health coverage for any elected COBRA coverage until his termination date. On his termination date, Mr. Coke will be entitled to the vesting of a portion of his shares of currently unvested restricted common stock (totaling 15,316 shares) and a portion of his currently unvested options to purchase shares of our common stock (totaling options to purchase 9,816 shares).
This separation agreement also subjects Mr. Coke to certain non-competition provisions until a year after his resignation date, non-solicitation provisions until two years after his resignation date and confidentiality provisions prior to and after his termination date. Generally, such provisions restrict Mr. Coke’s ability to compete with us, to solicit our employees, and to disclose our confidential information.
In return for the payments and benefits provided by this separation agreement, Mr. Coke releases us from all claims regarding his employment or termination of employment up to November 21, 2006.
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit
Number	Description

10.1	Separation Agreement and Release of All Claims, dated November 20, 2006, by and between AMB Property Corporation and W. Blake Baird.

10.2	Separation Agreement and Release of All Claims, dated November 21, 2006, by and between AMB Property Corporation and Michael A. Coke.

Forward Looking Statements
Some of the information included in this report contains forward-looking statements, such as those related to W. Blake Baird’s and Michael A. Coke’s departures and the transitioning of a new chief financial officer, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, re-financing risks, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2005 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: November 22, 2006	By:	/s/ Tamra D. Browne
Tamra D. Browne
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Separation Agreement and Release of All Claims, dated November 20, 2006, by and between AMB Property Corporation and W. Blake Baird.

10.2	Separation Agreement and Release of All Claims, dated November 21, 2006, by and between AMB Property Corporation and Michael A. Coke.